Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVE NETWORK ANNOUNCES EXECUTIVE LEADERSHIP PROMOTIONS

Dave Alberga Named Executive Chairman;

Matt Landa and Darko Dejanovic Assume Expanded Roles

SAN DIEGO, Calif. — September 27, 2012 — ACTIVE Network (NYSE: ACTV), the leader in cloud-based Activity and Participant Management™, today announced several promotions on its executive leadership team, effective tomorrow.

Dave Alberga, ACTIVE’s CEO for the past thirteen years, has been named executive chairman. In this role, he will continue to focus on advocating the new industry category of Activity and Participant Management, expanding ACTIVE’s alliances with industry and strategic partners, interfacing with the financial analyst and investor community, and championing the Company’s health and wellness causes on Capitol Hill.

Matt Landa, president of ACTIVE for the past ten years, has been promoted to CEO. He will continue to be responsible for driving the Company’s performance and growth in the global activities marketplace, as well as leading and aligning ACTIVE’s corporate strategy to meet the Company’s overall business objectives. Particular focus will be on growing a world-class enterprise sales organization to meet the needs of ACTIVE’s expanding customer base and aligning corporate functions with the needs of its vertical markets.

Darko Dejanovic, chief technology, product and innovation officer at ACTIVE, has been promoted to president, and will lead the Company’s business units, operations, product, technology and marketing organizations. Having joined ACTIVE a year ago, Dejanovic has been instrumental in leading the Company’s large technology organization and robust portfolio of products and services. Dejanovic’s prior CTO and product responsibilities will be incorporated into his new role as president.

“We have a significant opportunity to define and grow the global activities marketplace,” said Dave Alberga, executive chairman of ACTIVE Network. “We believe this new structure will help enable us to innovate faster, execute more effectively and continue to evolve our business as we focus on driving revenue growth and maintaining our market leadership position. I am more passionate about ACTIVE than ever before. We have a solid leadership team with the passion, creativity and leadership skills to continue delivering high performance and delighting our customers.”

Matt Landa, chief executive officer of ACTIVE, added, “I am really excited to assume this new role and greatly appreciate the recognition from Dave and our Board of Directors. These changes more effectively align our business units with ACTIVE’s technology platform, and will help give us the ability to take full advantage of the robust market opportunity in front of us. I believe that this new structure will create a more nimble and powerful organization and look forward to leading ACTIVE through its next phase of growth.”

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in Activity and Participant Management™, our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities and through online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVENetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

About Forward-Looking Statements

The ACTIVE Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed in these forward-looking statements. More detailed information about The ACTIVE Network, Inc. and the risks and uncertainties that may affect the realization of these forward-looking statements is set forth in its filings with the Securities and Exchange Commission (SEC). These filings may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and The ACTIVE Network, Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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© 2012 The ACTIVE Network, Inc. All rights reserved. ACTIVE.com and ACTIVE Works are registered trademarks of The ACTIVE Network, Inc. ACTIVE Network and Activity and Participant Management is a trademark of The ACTIVE Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:

Mona Klausing, ACTIVE Network

1-858-964-3813

Mona.Klausing@ACTIVEnetwork.com

Investor Contact:

Christine Greany, The Blueshirt Group

1-858-523-1732

Christine@blueshirtgroup.com